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Exhibit 99.3

PROXY

ENSCO PLC
GENERAL MEETING OF SHAREHOLDERS
OCTOBER 5, 2017, 3:00 P.M.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Carl G. Trowell, Jonathan H. Baksht, Elizabeth W. Darby and Michael T. McGuinty, or any one of them, as proxies, each with the power to appoint a substitute, and hereby authorizes each of them or their appointed substitutes to represent and to vote, as designated below, all the Class A ordinary shares, nominal value $0.10 per share (the "Ensco Class A ordinary shares"), of Ensco plc ("Ensco"), held of record by the undersigned as of the close of business on August 23, 2017, at the general meeting of shareholders of Ensco to be held on October 5, 2017 or any adjournment or postponement thereof.

ORDINARY RESOLUTIONS

1.
Ensco Merger Consideration Proposal:    To authorize, in addition to all subsisting authorities, the allotment and issuance of Ensco Class A ordinary shares, to shareholders of Atwood Oceanics, Inc. ("Atwood"), pursuant to the Agreement and Plan of Merger, dated as of May 29, 2017, by and among Ensco, Echo Merger Sub LLC, a wholly owned subsidiary of Ensco ("Merger Sub"), and Atwood, as such agreement may be amended from time to time, which provides for, among other things, the merger of Merger Sub with and into Atwood (the "merger"), with Atwood surviving the merger as a wholly owned subsidiary of Ensco.

☐	FOR	☐	AGAINST	☐	ABSTAIN
2.
Ensco General Allotment Authority Increase Proposal:    To authorize, in addition to all subsisting authorities, the allotment and issuance up to a nominal amount of Ensco Class A ordinary shares, which, together with the nominal amount of shares of Ensco authorized to be allotted and issued pursuant to paragraph (A) of resolution 11 passed at the annual general meeting of Ensco shareholders held on May 22, 2017 (the "Ensco 2017 Annual General Meeting") and unused as of the date of the proxy statement relating to the general meeting of shareholders (the "Proxy Statement"), represents approximately 33% of the expected enlarged share capital of Ensco immediately following the completion of the merger, and up to a further same nominal amount of Ensco Class A ordinary shares in connection with a pre-emptive offering of shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

SPECIAL RESOLUTIONS

3.
Ensco General Disapplication of Pre-emptive Rights Proposal:    To authorize, in addition to all subsisting authorities, the allotment and issuance up to a nominal amount of Ensco Class A ordinary shares for cash on a non-pre-emptive basis, which, together with the nominal amount of shares in Ensco authorized to be allotted and issued for cash on a non-pre-emptive basis pursuant to resolution 12 passed at the Ensco 2017 Annual General Meeting and unused as of the date of the Proxy Statement, represents approximately 5% of the expected enlarged share capital of Ensco immediately following the completion of the merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.
Ensco Specified Disapplication of Pre-emptive Rights Proposal:    To authorize, in addition to all subsisting authorities, the allotment and issuance up to a nominal amount of Ensco Class A ordinary shares for cash on a non-pre-emptive basis, which, together with the nominal amount of shares in Ensco authorized to be allotted and issued for cash on a non-pre-emptive basis pursuant to resolution 13 passed at the Ensco 2017 Annual General Meeting and unused as of the date of the Proxy Statement, represents approximately 5% of the expected enlarged share capital of Ensco immediately following the completion of the merger, such authority to be used only for the purposes of financing (or refinancing, if the power is to be used within six months after the merger) a transaction which the board of directors of Ensco deems to be an acquisition or other capital investment.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(see reverse side)

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE GENERAL MEETING OF SHAREHOLDERS OF ENSCO TO BE HELD ON OCTOBER 5, 2017.

        A COPY OF THE JOINT PROXY STATEMENT AND PROSPECTUS AND THIS FORM OF PROXY ARE AVAILABLE AT www.proxyvote.com.

        If no direction is made, the proxy will be voted in accordance with the recommendations of the board of directors of Ensco with respect to each of the resolutions described on the reverse side of this proxy card and in the proxy's absolute discretion as he or she thinks fit upon such other business by whomsoever proposed (including, without limitation, any resolution to amend a resolution or to adjourn the meeting) as may properly come before the meeting or any adjournment thereof. The board of directors of Ensco recommends a vote "FOR" each of the resolutions described on the reverse side of this proxy card.

Please sign exactly as name appears hereon.

SIGNATURE (Please sign within box)	DATE

SIGNATURE (Joint Owners)	DATE

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME ON OCTOBER 4, 2017 (OR 11:59 P.M. EASTERN TIME ON OCTOBER 2, 2017 FOR EMPLOYEES HOLDING ENSCO CLASS A ORDINARY SHARES IN THE ENSCO SAVINGS PLAN).

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  Exhibit 99.3
PROXY
ENSCO PLC GENERAL MEETING OF SHAREHOLDERS OCTOBER 5, 2017, 3:00 P.M. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ORDINARY RESOLUTIONS
SPECIAL RESOLUTIONS